Exhibit 1.4

RYDER SYSTEM, INC.

$— —% [Debentures][Notes] due —

Form of Underwriting Agreement

To the Representatives

named in Schedule I

hereto of the Underwriters

named in Schedule II hereto

Dear Sirs:

Ryder System, Inc., a Florida corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule II hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom the representative or representatives, if any, named in Schedule I hereto are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule II of the securities identified in Schedule I hereto (the “Securities”). The Securities are to be issued pursuant to an indenture, dated as of October 3, 2003, (as amended and supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. as successor to J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms. The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters. Certain terms used herein are defined in Section 17 hereof.

On February 6, 2013, the Company filed with the Commission an automatic shelf registration statement on Form S-3 (No. 333-xxxxx) (as filed on such date, the “Original Registration Statement”) including the related base prospectus (the “Base Prospectus”), which registration statement became effective upon filing under Rule 462(e). Such registration statement covers the registration of the Securities under the Act. Such registration statement, in the form in which it became effective, including the exhibits and any schedules thereto including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act, is herein called the “Registration Statement.” The Company has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the Base Prospectus relating to the Securities and the plan of distribution thereof (the “Prospectus Supplement”). The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Act. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the effective date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof, the Time of Sale and as of the Closing Date referred to in Section 3 hereof (each of the times referenced above being referred to herein as a “Representation Date”), and agrees with each Underwriter, as follows

(a) (i)(A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.

(ii) At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iii) The Original Registration Statement became effective upon filing under Rule 462(e) on February 6, 2013, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). The Original Registration Statement was filed with the Commission not earlier than three years prior to the applicable Representation Date. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b) (i) As of the Execution Time, the Effective Date, the date any supplement to the Prospectus is filed with the Commission, the date of any pricing term sheet relating to the sale of Securities and the date of delivery by the Company of any Securities sold hereunder (a “Closing Date”), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture complied and will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Exchange Act and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any or all of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

(ii) As of the Time of Sale, the Time of Sale Prospectus (i) will conform in all material respects to the requirements of the Act and the rules and regulations thereunder and (ii) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The Company (including its agents and representatives) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to or make any offer relating to the Securities that would constitute a Free Writing Prospectus (as defined in Rule 405 under the Act) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act; or (ii) other written communications approved in writing in advance by the Representatives including any pricing term sheet. To the extent required pursuant to Rule 433(d) under the Act, any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, complies or will comply in all material respects with the requirements of the Act and has been, or will be, filed with the Commission in accordance with the Act (to the extent required pursuant to Rule 433(d) under the Act).

(iv) Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the particular Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c)) under the Act with the information then contained in the Registration Statement, any applicable Preliminary Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Time of Sale

Prospectus as of the Time of Sale, did not, does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any or all of you specifically for use in connection with the preparation of the Issuer Free Writing Prospectus.

The representations and warranties in this subsection (b) shall not apply to statements in or omissions from the Registration Statement, the Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(c) The documents incorporated by reference into (i) the Registration Statement, (ii) the Prospectus or (iii) the Time of Sale Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents, when they were so filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company consents to the use by any of the Underwriters of a Free Writing Prospectus that (a) is not an Issuer Free Writing Prospectus (as defined in Rule 433 under the Act), and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the relevant pricing term sheet.

(e) The Company has not distributed and will not distribute, prior to the later of the settlement date and the completion of the Representatives’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in the Registration Statement.

(f) The Company and each of its subsidiaries that constitutes a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation SX) (collectively, the “Significant Subsidiaries”) has been duly organized and is a validly existing entity in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power, as applicable, and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and has been duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, except where the failure, individually or in the aggregate, to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g) All the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, other than any such security interests, claims, liens or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and general principles of equity and an implied covenant of good faith and fair dealing); and the Indenture conforms in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(j) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by the Company, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture (except as the enforceability thereof may be limited by bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and general principles of equity and an implied covenant of good faith and fair dealing); and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(k) Neither the execution and delivery of this Agreement, the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under (i) the charter or by-laws of the Company, (ii) the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound, or (iii) any law, statute, order or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries, or any of their assets, properties or operations, except, with respect to (ii) and (iii) above, for any such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Time of Sale Prospectus and the Prospectus, this Agreement or the Indenture, except such as have already been made, obtained or rendered, as applicable, and such as may be required under state securities laws.

(m) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(n) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recently audited fiscal year there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Since the date of the most recently available audited financial statements, the Company and its subsidiaries have maintained effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(o) The financial statements and schedule(s) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and have been prepared in conformance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

(p) The Company’s independent registered public accounting firm, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Act.

(q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus and the Time of Sale Prospectus, will not be an “investment company” as defined in the Investment Company Act.

(r) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is subject other than litigation or other proceedings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company’s officers, no such proceedings are threatened or contemplated by governmental authorities.

(s) The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds in any manner that would violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Company nor any of its subsidiaries (a) is a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Time of Sale Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or any supplement or amendment to either any preliminary prospectus or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”), in substantially the form of Exhibit A hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two Business Days after the date hereof; provided that the Company shall furnish the

Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object. Subject to the second preceding sentence, the Company will comply with the requirements of Rule 430B and cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)), and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (3) of the receipt of any comments from the Commission, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof, or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or any notice pursuant to Rule 401(g)(2) of the Regulations or any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, (6) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities and (7) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Time of Sale Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments thereof and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the expenses of printing all documents relating to the offering (other than any agreement among Underwriters relating to the offering of the Securities); (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the underwriters of such qualifications, registrations and exemptions (as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriters in an amount not to exceed $10,000) as provided in Section 5(e) hereof; (iv) any fees charged by securities rating agencies for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and the fees and disbursements of counsel for the Trustee in connection with this Agreement, the Indenture and the Securities; (vii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) The Company will use its reasonable best efforts to list the Securities on the stock exchange, if any, set forth in Schedule I hereto.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition) (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any entity affiliate of the Company or any person in privity with the Company or any entity affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company that are substantially similar to the Securities (other than the Securities and any debt securities that mature within one year of their date of issue) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus and the Prospectus under “Use of Proceeds.”

(j) The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or retained by the Company under Rule 433; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of any free writing prospectus included in Schedule III hereto. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated therein by reference), as of the Time of Sale and as of the Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the satisfaction of the following additional conditions in all material respects:

(a) The Registration Statement has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, no notice pursuant to Rule 401 (g)(2) of the Regulations shall have been received by the Company and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a posteffective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) The Company shall have furnished to the Representatives the opinion of counsel to the Company, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require.

(c) The Representatives shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, this Agreement, the Indenture, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the President or any Vice President and either the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus, any supplements to the Prospectus and this Agreement and that to the best of their knowledge:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to use of the automatic shelf registration statement form; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, results of operations or financial condition of the Company and its subsidiaries, considered as one entity, except as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

(e) On the date of this Agreement and on the Closing Date, the Company’s registered independent public accountants shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, (1) confirming that they are independent accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder and (2) with respect to the accounting, financing, or statistical information (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) contained in the Registration Statement or Prospectus or incorporated by reference therein, and containing statements and information of the type ordinarily included in accountants’ SAS 72 letters, as amended by SAS 6, “Comfort Letters”, to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement, and the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Time of Sale Prospectus (exclusive of any amendment thereof or supplement thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving or affecting the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Prospectus (exclusive of any amendment thereof or supplement thereto) and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Time of Sale Prospectus (exclusive of any amendment thereof or supplement thereto) and the Prospectus (exclusive of any supplement thereto).

(g) Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act).

(h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representatives at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i)(with respect to a suspension in the trading of the Company’s common stock only) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all properly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b)), its selling agents and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (any amendment thereof)(including the Rule 430B Information), or in the Time of Sale Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the following statements set forth under the heading “Underwriting” in the Time of Sale Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization and over-allotment transactions.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (e). Any party entitled to contribution will, promptly after receipt of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption shall have occurred in securities settlement, payment or clearance services in the United States or with respect to the Clearstream or Euroclear systems in Europe, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on the financial markets is such as to make it, in the judgment of the Representatives, impracticable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 11690 N.W. 105th Street, Miami, Florida 33178, attention of the Treasurer.

13. Successors. This Agreement shall be binding upon and shall inure solely to the benefit of the Underwriters, the Company and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and each person who controls the Company or an Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from an Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Regulations” shall mean the rules and regulations of the Commission.

“Rule 163,” “Rule 164,” “Rule 401,” “Rule 405,” “Rule 415”, “Rule 424”, “Rule 430B,” “Rule 433,” “Rule 462” and “Rule 501” refer to such rules under the Act.

“Rule 430B Information” shall mean information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Time of Sale” means —:00 p.m. (Eastern time) on —, — or such other time as agreed by the Company and the Representatives.

“Time of Sale Prospectus” shall mean Base Prospectus, the Preliminary Prospectus Supplement, the issuer free writing prospectuses as defined in Rule 433 under the Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Prospectus, each as of the Time of Sale.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

18. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are not acting as fiduciaries of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Representatives has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
RYDER SYSTEM, INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

[NAME OF REPRESENTATIVES]

By:
Name:
Title:

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated
Representative(s):
Closing date and time:
Description of Securities:
Title:
Specified Currency:	U.S. dollars
Aggregate principal amount:	$
Stated maturity date:
Purchase price (include accrued interest or amortization, if any):	%
Sinking fund provisions:
Redemption provisions:
Change of Control Provisions:
Other provisions:
Interest Payment Dates:
Record Dates:
Method of Payment:	Same-day funds
Stock exchange listing, if any:	None
Last Day of Blackout Period Pursuant to Section 5(g):	First Business Day after the Closing Date
Additional procedures to be performed by [Accountants], if any:	None

SCHEDULE II

Underwriter	Principal Amount of Notes

Total.	$

SCHEDULE III

Issuer General Use Free Writing Prospectus

Final Term Sheet

Exhibit A

Form of Final Term Sheet

Filed Pursuant to Rule 433

Registration No. 333- —

Dated —

$—

RYDER SYSTEM, INC.

$— —% [Debentures][Notes] due —

Final Term Sheet

Issuer:	Ryder System, Inc.
Ratings (Moody’s/S&P/Fitch):
Format:	SEC Registered
Ranking:	Senior Unsecured
Size:	$
Trade Date:
Settlement Date:
Final Maturity:
Interest Payment Dates:
First Interest Payment Date:
Pricing Benchmark:
UST Spot (PX/Yield):
Spread to Benchmark:
Yield to Maturity:
Coupon:
Price to Public:
Day Count:
Optional Redemption:
Bookrunners:
Co-managers:
CUSIP:
Exchange Listing:	None

The issuer has filed registration statements (including prospectuses) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectuses in those registration statements and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free or e-mailing:                     .